UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2022

RACKSPACE TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39420	81-3369925
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1 Fanatical Place
City of Windcrest
San Antonio, Texas 78218
(Address of principal executive offices, including zip code)

(210) 312-4000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	RXT	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment of Employment Agreement with Holly Windham

On February 9, 2022, Rackspace US, Inc. and Holly Windham signed the Third Amendment to Ms. Windham’s Employment Agreement. The amendment is effective as of February 1, 2022.

The amendment makes the following changes to Ms. Windham’s Employment Agreement:

•If Ms. Windham’s employment terminates as a result of her death or disability, she or her estate will be entitled to acceleration of the vesting of any equity awards that would have vested (but for the termination of her employment) within twelve months after the employment termination date.

•Ms. Windham may resign without Good Reason (as defined in her Employment Agreement) upon 60 days advance written notice and continue to receive her base salary up to the employment termination date. If the employment termination date as determined by the company is before the end of Ms. Windham’s then-current employment period, and if Ms. Windham signs and does not revoke a severance agreement and general release, then (i) she will continue to receive her base salary through the end of her employment period and (ii) the vesting of any equity awards that would have vested (but for the termination of her employment) during the employment period shall be accelerated.

•If the company does not renew Ms. Windham’s employment at the end of an employment term, or if the company terminates Ms. Windham’s employment without cause, or if Ms. Windham resigns for Good Reason, she will be entitled to receive (i) her salary plus target bonus for 18 months following termination, (ii) a pro-rated annual bonus (based on the number of days of employment), paid at the time annual bonuses are paid to other similarly situated employees and (iii) a lump-sum equal to 18 months of the aggregate premium cost for COBRA health insurance coverage for Ms. Windham and her dependents.

•The scope of Ms. Windham’s post-employment non-competition covenant has been amended to define the competitive restrictions to align with the company’s most recent executive equity and compensation agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RACKSPACE TECHNOLOGY, INC.

Date:	February 14, 2022	By:	/s/ Amar Maletira
Amar Maletira
President and Chief Financial Officer